UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2013
EACO Corporation
(Exact name of registrant as specified in its charter)
Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1500 N. Lakeview Avenue, Anaheim, California		92807
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(714) 876-2490
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2013, EACO Corporation (the “Company”) entered into a Change in Terms Agreement (the “Amendment”) with Community Bank effective as of October 1, 2013. The Amendment modifies the Promissory Note dated November 9, 2007 (the “Note”), executed by the Company in favor of Community Bank, relating to the mortgage for the Company’s real property in Sylmar, California. Among other things, the Amendment reduces the interest rate under the Note from a fixed rate of 6.00% to a fixed rate of 3.75% (which rates would be 1.00% higher if Community Bank is not the primary bank for the Company) and revises the prepayment fees payable by the Company. As revised, a prepayment fee of 3%, 2% or 1% would be payable if the Note is prepaid prior to the first, second or third anniversary, respectively, of the effective date of the Amendment. No prepayment fee would have been payable after November 30, 2013 under the Note prior to such revision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2013	EACO CORPORATION

	By:	/S/ MICHAEL BAINS
Michael Bains, Controller